Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-252673, 333-231932, 333-209304 and 333-202045) and on Form S-8 (No. 333-252959) of our report dated March 15, 2021, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Vuzix Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York
March 15, 2021